UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2012

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure

Alkermes plc has launched a refinancing of the existing $450 million of its senior secured bank debt.  The potential refinancing is expected to consist of $375 million in senior secured bank debt to be borrowed by Alkermes, Inc., which, together with cash on hand, would be used to retire its existing debt.  Such senior secured debt would be expected to have terms customary to this type of financing, with completion of any such refinancing subject to market conditions.

This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Statements made in this Form 8-K, which are not historical facts, including statements about the Company’s plans, strategies and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among others, those set forth in the Company’s filings with the SEC, including, without limitation, our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.  Except as may be required by law, the Company undertakes no obligation to publicly update any forward-looking statement for events arising after the filing of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: September 5, 2012	BY:	/s/ James M. Frates

James M. Frates

Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)